EXHIBIT 1(m)

                                   SSgA FUNDS

                               AMENDMENT NO. 13 TO

              THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMENT

                      Establishment of Additional Sub-Trust
                         Renaming of Existing Sub-Trusts

THIS AMENDMENT NO. 13 to the First Amended and Restated Master Trust Agreement, dated October 13, 1993 (also referred to as the Agreement and Declaration of Trust), is made as of the 17th day of May, 2000:

                                   WITNESSETH:

WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated the SSgA Money Market Fund, SSgA US Government Money Market Fund, the SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Matrix Equity Fund, SSgA Active International Fund, SSgA International Pacific Index Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA US Treasury Obligations Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, SSgA Emerging Markets Fund, SSgA Prime Money Market Fund, SSgA Tax Free Money Market Fund, SSgA Real Estate Equity Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA Special Small Cap Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund and SSgA IAM SHARES Fund as 25 sub-trusts of the Trust; and

WHEREAS, the Trustees have the authority under Section 4.1 of the Agreement to establish and designate additional separate and distinct sub-trusts and to fix and determine certain relative rights and preferences as between the shares of the Sub-trusts, without shareholder approval;

WHEREAS, the Trustees hereby desire to establish and designate SSgA Intermediate Municipal Bond Fund as an additional sub-trust with the relative rights and preferences set forth in Section 4.2 of the Agreement;

WHEREAS, the Trustees hereby desire to change the name of the the SSgA Special Small Cap Fund to the SSgA Special Equity Fund, and to change the name of the SSgA Real Estate Equity Fund to the SSgA Tuckerman Active REIT Fund;

NOW, THEREFORE, the first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follows:

          "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-

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     Trusts, the Trustees hereby establish and designate the following
     Sub-Trusts: SSgA Money Market Fund, SSgA US Government Money Market Fund, SSgA S&P 500 Index Fund, SSgA Small Cap Fund, SSgA Matrix Equity Fund, SSgA Active International Fund, SSgA International Pacific Index Fund, SSgA Bond Market Fund, SSgA Yield Plus Fund, SSgA US Treasury Money Market Fund, SSgA US Treasury Obligations Fund, SSgA Growth and Income Fund, SSgA Intermediate Fund, and SSgA Prime Money Market Fund, SSgA Emerging Markets Fund, SSgA Tax Free Money Market Fund, SSgA Tuckerman Active REIT Fund, SSgA Life Solutions Income and Growth Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund, SSgA Special Equity Fund, SSgA High Yield Bond Fund, SSgA International Growth Opportunities Fund, SSgA Aggressive Equity Fund, SSgA IAM SHARES Fund and SSgA Intermediate Municipal Bond Fund. The Shares of each Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the day and year first above written.

                                             SSgA FUNDS



                                             /s/ J. David Griswold
                                             ---------------------------------
                                             J. David Griswold
                                             Secretary


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